UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 6, 2014 (January 1, 2014)

WEX INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32426	01-0526993
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

97 Darling Avenue, South Portland, ME	04106
Address of principal executive offices	Zip Code

Registrant's telephone number, including area code	(207) 773-8171

(Former name or former address if changes since last report)
⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
As previously announced by WEX Inc. (the “Company”) on May 1, 2013, effective January 1, 2014, the Company effectuated a management transition plan in accordance with the succession planning process of its Board of Directors (the “Board”).
As part of that plan, Michael Dubyak resigned as Chief Executive Officer and the Board appointed Melissa D. Smith as Chief Executive Officer of the Company. As was also earlier announced, Ms. Smith was elected to the Board of Directors effective January 1, 2014. Mr. Dubyak continues to serve as a director of the Company and as Chairman of the Board in the newly created, non-officer role of “Executive Chairman.”
In addition to her appointment as Chief Executive Officer and being elected to the Board on January 1, 2014, Ms. Smith, age 44, has served as the Company’s President since April 26, 2013, with responsibility for overseeing all aspects of the Company’s operations. Prior to that, she had oversight over the strategy and execution of the Company’s operations in the Americas in her role as the Company’s President, the Americas, from January 2012 to April 2013. Ms. Smith brings 16 years of experience in the payments space and has held various positions of increasing responsibility across all facets of the Company, including serving as President, North America from April 2011 until December 2011 and Chief Financial Officer and Executive Vice President, Finance and Operations from November 2007 to April 2011.
As previously announced as part of the succession plan, Mr. Dubyak will assist with the management transition process and, at the end of the transition period on December 30, 2014, Mr. Dubyak will cease to be an employee of the Company and will resign from the Board (unless the Board and he mutually agree otherwise).

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SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEX INC.

Date:	January 6, 2014	By:	/s/ Steven A. Elder
Steven A. Elder
Senior Vice President and Chief Financial Officer
(principal financial and accounting officer)

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